UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2025 (June 19, 2025)

Linkhome Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42652	93-4316797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Executive Circle, Suite 100 Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-9158

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, Par Value $0.001	LHAI	Not listed on any exchange currently. Symbol has been reserved.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 19, 2025, Leung Tsz Kan was appointed to the Board of Directors (the “Board”) of Linkhome Holdings Inc. (the “Company”). The Board has determined that Mr. Kan is an independent director under the Nasdaq Stock Market rules.

Mr. Kan will receive compensation in accordance with the Company’s existing compensation policy for non-management directors. Mr. Kan was not elected pursuant to any arrangement or understanding between him and any other person. Mr. Kan has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINKHOME HOLDINGS INC.

	By:	/s/ Zhen Qin
Zhen Qin
Chairman of the Board and Chief Executive Officer
Dated: June 23, 2025

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